Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Dividend Capital Trust Inc.

We consent to the use of our reports, the first which is dated June 30, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the Cal TIA portfolio; the second which is dated June 28, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the PC portfolio; the third which is dated June 21, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the OCMI portfolio; the fourth which is dated May 10, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the Parkwest II portfolio; the fifth which is dated December 2, 2005, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for the 100 Interstate South Distribution Facility; the sixth which is dated July 1, 2005, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for the Cabot Industrial Value Fund portfolio filed on Form 8-K/A dated September 6, 2005; the seventh which is dated December 16, 2005, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for the Binney & Smith Distribution Facility; the eighth which is dated November 14, 2005, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for the Greens Crossing / Willowbrook portfolio; the ninth which is dated July 12, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for the Blackhawk portfolio filed on Form 8-K/A dated September 6, 2005; the tenth which is dated May 13, 2005, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for Memphis I filed on Form 8-K/A dated June 1, 2005; and the eleventh which is dated June 3, 2005, with respect to the statement of revenues and certain expenses for the year ended December 31, 2004, for the Baltimore-Washington portfolio filed with Form S-11/A on June 8, 2005; included herein and to the reference to our firm under the heading “Experts” in the registration statement.

Ehrhardt Keefe Steiner & Hottman PC

July 14, 2006

Denver, Colorado